UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2019

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Owen Lingley to the Board

On June 11, 2019 the Board of Directors (the “Board”) of Eastside Distilling, Inc. (the “Company”) appointed Owen Lingley to the Board, effective immediately, to serve until the Company’s 2019 Annual Meeting of Stockholders or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal, whichever first occurs. Mr. Lingley has not been appointed to any committees of the Board.

Mr. Lingley is the founder of Craft Canning, LLC, which was acquired by the Company on January 11, 2019 and subsequently changed its named to Craft Canning + Bottling LLC (“Craft”). In connection with the acquisition of Craft, Mr. Lingley received $1,843,200 in cash, 338,212 shares of common stock of the Company and a promissory note in the aggregate principal amount of $731,211, which bears interest at a rate of 5% per annum and matures on January 11, 2022. The shares acquired by Mr. Lingley in connection with the acquisition of Craft are subject to a one-year lock-up restriction and have “piggyback” registration rights effective after the one-year lock-up.

Following the acquisition of Craft, Mr. Lingley became non-executive Chairman of Craft and is party to a consulting agreement with the Company. Under his consulting agreement with the Company, Mr. Lingley receives annual compensation of $75,000 per year.

The Company also issued to Mr. Lingley a warrant to purchase 146,262 shares of common stock of the Company at $7.80 per share and an exercise period of three years. The shares of common stock issuable upon exercise of the warrant will be subject to the same “piggyback” registration rights as the shares received in connection with the acquisition of Craft, described above.

There was no arrangement or understanding pursuant to which Mr. Lingley was elected as a director.

Appointment of Paul Shoen to the Board

On June 11, 2019, the Board appointed Paul Shoen to the Board, effective at such time as Mr. Shoen accepts such appointment prior to the Company’s 2019 Annual Meeting of Stockholders. Mr. Shoen has not been appointed to any committees of the Board.

There was no arrangement or understanding pursuant to which Mr. Shoen was elected as a director.

Resignation of Patrick Crowley from the Board

On June 12, 2019, Director Patrick Crowley tendered his resignation from the Board, effective on that date. Mr. Crowley stated that he resigned due to a job commitment that requires him to reside internationally for an extended period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2019

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Financial Officer